Exhibit 10.1

UNITED STATES DEPARTMENT OF THE TREASURY
1500 Pennsylvania Avenue, NW
Washington, D.C. 20220

May 13, 2015

Ladies and Gentlemen:

Reference is made to that certain Letter Agreement incorporating the Securities Purchase Agreement – Standard Terms (the “Securities Purchase Agreement”), dated as of the date set forth on Schedule A hereto, between the United States Department of the Treasury (the “Investor”) and the company set forth on Schedule A hereto (the “Company”).  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Securities Purchase Agreement.  Pursuant to the Securities Purchase Agreement, at the Closing, the Company issued to the Investor the number of shares of the series of its preferred stock set forth on Schedule A hereto (the “Preferred Shares”) and a warrant to purchase the number of shares of its common stock set forth on Schedule A hereto (the “Warrant”).

Pursuant to Section 4.9 of the Securities Purchase Agreement, the Company delivered a Warrant Repurchase Notice dated as of the date set forth on Schedule A hereto to the Investor.  The Investor hereby agrees that, notwithstanding anything in Section 4.9 of the Securities Purchase Agreement to the contrary, the Company may repurchase the Warrant prior to completion of the repurchase from the Investor of all of the Preferred Shares issued to the Investor.  In connection with the consummation, on the date hereof, of the repurchase of the Warrant by the Company from the Investor, as contemplated by the Warrant Repurchase Notice and Section 4.9 of the Securities Purchase Agreement:

(a)           The Company hereby acknowledges receipt from the Investor of the Warrant; and

(b)           The Investor hereby acknowledges receipt from the Company of a wire transfer to the account of the Investor set forth on Schedule A hereto in immediately available funds of the aggregate purchase price set forth on Schedule A hereto, representing payment in full for the Warrant, determined in accordance with Section 4.9 of the Securities Purchase Agreement.

This letter agreement will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

This letter agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this letter agreement may be delivered by facsimile and such facsimiles will be deemed sufficient as if actual signature pages had been delivered.

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In witness whereof, the parties have duly executed this letter agreement as of the date first written above.

UNITED STATES DEPARTMENT OF THE TREASURY

By:	/s/ Mark McArdle
Name:	Mark McArdle
Title:	Chief Homeownership Preservations Officer

THE FIRST BANCSHARES, INC.

By:	/s/ Dee Dee Lowery
Name:	Dee Dee Lowery
Title:	CFO

[UST 511: Cross Receipt for May 13, 2015
Repurchase of Warrant by The First Bancshares, Inc.]

SCHEDULE A

General Information:

Date of Letter Agreement incorporating the Securities Purchase Agreement:	Feb 6, 2009

Name of the Company:	The First Bancshares, Inc.

Corporate or other organizational form of the Company:	Corporation

Jurisdiction of organization of the Company:	Mississippi

Appropriate Federal Banking Agency of Company:	Board of Governors of the Federal Reserve System

Name of Certified Entities:	The First Bancshares, Inc.

Corporate or other organizational form of each Certified Entity:	Corporation

Jurisdiction of Organization of each Certified Entity:	Mississippi

Appropriate Federal Banking Agency of each Certified Entity:	Board of Governors of the Federal Reserve System

Number and series of preferred stock issued to the Investor at the Closing:	5,000 Shares Fixed Rate Cumulative Perpetual Preferred Stock, Series UST

Number of Initial Warrant Shares:	54,705

Terms of the Warrant Repurchase:

Date of Warrant Repurchase Notice:	May 7, 2015

Aggregate purchase price for the Warrant:	$302,410.00

Investor wire information for payment of purchase price for the Warrant:	REDACTED